Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made on January 24, 2018, by and among WORLD OF JEANS & TOPS, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.Bank and Borrower entered into that certain Amended and Restated Credit Agreement dated as of May 3, 2012 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement and Note dated as of February 3, 2014, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of July 9, 2015, that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 26, 2017 and that certain Amendment No. 4 to Amended and Restated Credit Agreement and Limited Waiver dated as of April 13, 2017, and as otherwise amended, amended and restated, or otherwise modified from time to time to the date hereof, the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower on the terms and conditions set forth in such Agreement.

B.Borrower has requested that the Agreement be amended to provide for certain changes to Section 5.7 of the Agreement as set forth herein, and Bank is willing to amend the Agreement subject to the terms and conditions specified herein.

C.Borrower and Bank now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Bank and Borrower hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

SECTION 2. Amendments to Agreement. Section 5.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 5.7. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution, either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, other than (i) distributions to Tilly's, Inc. in an amount in any quarter not to exceed the amount required to discharge the consolidated tax liability of Tilly's, Inc., payable during such quarter, (ii) [reserved], (iii) distributions in any fiscal quarter in an aggregate amount not to exceed fifty percent (50%) of the net profit after taxes for Tilly's, Inc. and its consolidated subsidiaries for the trailing twelve (12) months as of any fiscal quarter end, and (iv) a special, one-time, cash dividend in an aggregate amount not to exceed Thirty Million Dollars ($30,000,000) by the Borrower to Tilly's Inc., which shall be used by Tilly's, Inc. to declare and pay a special dividend to its stockholders on or before April 29, 2018.”

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby.

SECTION 3. Representations and Warranties of Borrower. Borrower represents and warrants to Bank that:

(a)
It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with Borrower's organizational documents;

(b)
This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

(c)
All representations and warranties contained in the Agreement and the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and accurate on and as of such earlier date));

(d)
Borrower's obligations under the Loan Documents remain valid and enforceable obligations (including without limitation, the continuation and extension of the liens granted thereunder to secure the obligations under the Loan Documents), and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents;

(e)	As of the date hereof, to Borrower's knowledge, it has no offsets or defenses against the payment of any of the obligations under the Loan Documents;

(f)
No law, regulation, order, judgment or decree of any Governmental Authority exists, and no action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the financings hereunder or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Agreement, the Note, or the other Loan Documents or (ii) has or would reasonably be expected to have a material adverse effect on Borrower; and

(g)	No Default or Event of Default exists or has occurred and is continuing on and as of the date hereof and after giving effect hereto.
SECTION 4. Miscellaneous.

A.Reference to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

B.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

C.Governing Law; Arbitration. This Amendment shall be governed by and construed in accordance with the laws of the State of California and shall be further subject to the provisions of Section 7.11 of the Credit Agreement.

D.Counterparts: Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature to this Amendment.

E.Entire Agreement. This Amendment, together with the Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, concerning said subject matter.

F.Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

G. Fees and Expenses. Borrower shall pay on demand all reasonable costs and expenses of Bank in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank, in each case in accordance with the provisions of Section 7.3 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to Amended and Restated Credit Agreement Amendment on the day and year first written above.

WORLD OF JEANS & TOPS            WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Michael L. Henry________        By:/s/ Aaron M. Ryan___________
Name: Michael L. Henry             Name: Aaron M. Ryan
Title: Chief Financial Officer         Title: Senior Vice President

[Signature page to Amendment No. 5 to Amended and Restated Credit Agreement]

ACKNOWLEDGMENT OF GUARANTOR

The undersigned (“Guarantor”) hereby acknowledges and agrees that the Guarantor is party to that certain Continuing Guaranty dated May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Guaranty”) in connection with that certain Amended and Restated Credit Agreement between World of Jeans & Tops, a California corporation (“Borrower”) and Wells Fargo Bank, National Association (“Bank”), dated as of May 3, 2012 (as amended, amended and restated otherwise modified from time to time, the “Credit Agreement”). Any capitalized terms that are used but note defined herein have the definitions ascribed to such terms in the Credit Agreement.

Guarantor further acknowledges and agrees that the Credit Agreement is being amended by that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of the date hereof (“Amendment No. 5”).

Guarantor has examined the Credit Agreement and Amendment No. 5 and expressly approves the terms and conditions of the Credit Agreement and Amendment No. 5. Guarantor further acknowledges and agrees that its obligations, liabilities and responsibilities under the Guaranty and any other loan Documents to which it is a party (including without limitation, the continuation and extension of the liens granted thereunder to secure the obligations under the Loan Documents) shall continue in full force and effect, and the obligations, liabilities and responsibilities of the Guarantor under the Guaranty and such other Loan Documents (if any) are hereby ratified, approved and affirmed by the undersigned and incorporated herein in their entirety by this reference.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Acknowledgement on January 24, 2018, with the intent to be legally bound hereby.

TILLY’S, INC.

By:/s/ Michael L. Henry________
Name:    Michael L. Henry
Title: Chief Financial Officer